Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

F. BRAD DENARDO, PRESIDENT & CEO

(540) 951-6213   bdenardo@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS FIRST QUARTER EARNINGS

BLACKSBURG, VA, APRIL 26, 2018:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced its results of operations for the first quarter of 2018. The Company reported net income of $3.296 million for the quarter ended March 31, 2018 compared to $3.649 million for the quarter ending March 31, 2017. For the first quarter, the return on average assets was 1.32%(1) and the return on average equity was 8.85%(1) compared to 1.21% and 8.20%, respectively, for the first quarter of 2017. At March 31, 2018, the Company had total assets of $1.27 billion, an increase of 2.20% when compared to $1.24 billion at the end of the first quarter of 2017.

As indicated in previous reports, the Company’s computer system experienced two cyber intrusions, one in May of 2016 and one in January of 2017. The theft of funds totaled approximately $2.4 million, although no customers experienced a loss and no customer information was compromised. The Company filed a claim with its insurance carrier on or about August 1, 2017.

On April 4, 2018, legal counsel informed the Company’s management of recent correspondence with the insurance carrier. The correspondence suggests the insurance carrier may apply coverage in such a way as to limit insurance liability for the losses to a maximum of $500,000. In this case, the insurance carrier likely would reimburse the Company for approximately $337,000. If this occurs, the Company will vigorously pursue litigation to recover the full amount. The Company strongly believes they are insured for and are entitled to recover the full amount of the losses from the breaches, less the applicable deductible, and that litigation will ultimately resolve the case in its favor. However, in light of the recent information from the carrier and to comply with accounting guidance surrounding contingencies, the Company believes it is prudent to reduce the amount of the insurance receivable to the worst-case scenario of $337,000 and recognize an expense of $1.7 million. If the Company recovers amounts in excess of the receivable, it will recognize a gain in the period of recovery.

“I would like to reassure our shareholders and our customers that we take cybersecurity very seriously,” said National Bankshares President & CEO Brad Denardo. “We have taken the necessary steps to avoid cyber intrusions of the sort we experienced in 2016 and 2017, and we continually work to monitor and prevent future threats.”

Mr. Denardo added, “Despite the expense associated with the cyber intrusions, we are pleased with the positive underlying trends in the first quarter of 2018. Interest income and the quality of our loan portfolio continued to improve while the Company benefitted from a reduced tax burden under the Tax Cuts and Jobs Act of 2017. Excluding the one-time expense, net income would have been $4.66 million, a 27.6% increase over the same period last year.”

(1)	Return on assets and return on equity are calculated by annualizing net income to date. For 2018, the annualization factor was not applied to the insurance write-down or provision reversal.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	March 31, 2018	March 31, 2017	December 31, 2017
Assets
Cash and due from banks	$10,598	$13,654	$12,926
Interest-bearing deposits	76,571	85,552	51,233
Securities available for sale, at fair value	337,211	304,376	331,387
Securities held to maturity	122,905	133,596	127,164
Restricted stock	1,221	1,200	1,200
Total securities	461,337	439,172	459,751
Mortgage loans held for sale	---	608	260
Loans:
Loans, net of unearned income and deferred fees and costs	658,663	652,313	668,069
Less: allowance for loan losses	(7,391)	(8,261)	(7,925)
Loans, net	651,272	644,052	660,144
Premises and equipment, net	8,120	8,675	8,221
Accrued interest receivable	5,360	5,267	5,297
Other real estate owned, net	2,741	2,952	2,817
Intangible assets and goodwill	5,886	5,936	5,898
Bank-owned life insurance	33,984	23,141	33,756
Other assets	14,659	14,117	16,454
Total assets	$1,270,528	$1,243,126	$1,256,757

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$190,746	$182,750	$182,511
Interest-bearing demand deposits	628,540	599,936	622,189
Savings deposits	142,019	138,940	140,150
Time deposits	111,635	124,854	114,884
Total deposits	1,072,940	1,046,480	1,059,734
Accrued interest payable	55	45	62
Other liabilities	11,996	13,614	12,065
Total liabilities	1,084,991	1,060,139	1,071,861

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,957,974 shares at March 31, 2018, March 31, 2017 and December 31, 2017	8,698	8,698	8,698
Retained earnings	189,189	181,873	185,893
Accumulated other comprehensive loss, net	(12,350)	(7,584)	(9,695)
Total stockholders' equity	185,537	182,987	184,896
Total liabilities and stockholders' equity	$1,270,528	$1,243,126	$1,256,757

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
($ in thousands, except for per share data)	March 31, 2018	March 31, 2017
Interest Income
Interest and fees on loans	$7,532	$7,453
Interest on interest-bearing deposits	172	148
Interest on securities - taxable	1,608	1,402
Interest on securities - nontaxable	1,172	1,235
Total interest income	10,484	10,238
Interest Expense
Interest on time deposits	121	145
Interest on other deposits	960	883
Total interest expense	1,081	1,028
Net interest income	9,403	9,210
Provision for (recovery of) loan losses	(472)	59
Net interest income after provision for (recovery of) loan losses	9,875	9,151
Noninterest Income
Service charges on deposit accounts	670	665
Other service charges and fees	33	69
Credit card fees	344	244
Trust income	402	401
Bank-owned life insurance	228	143
Other income	346	328
Total noninterest income	2,023	1,850
Noninterest Expense
Salaries and employee benefits	3,694	3,523
Occupancy and furniture and fixtures	472	438
Data processing and ATM	730	565
FDIC assessment	91	95
Credit card processing	3	1
Intangibles and goodwill amortization	12	31
Net cost of other real estate owned	85	29
Franchise taxes	331	322
Other operating expenses	2,746	1,279
Total noninterest expense	8,164	6,283
Income before income tax expense	3,734	4,718
Income tax expense	438	1,069
Net Income	$3,296	$3,649
Basic net income per share	$0.47	$0.52
Fully diluted net income per share	$0.47	$0.52
Weighted average number of common shares outstanding
Basic	6,957,974	6,957,974
Diluted	6,957,974	6,957,974
Dividends declared per share	---	---
Dividend payout ratio	---	---
Book value per share	$26.67	$26.30

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	March 31, 2018	March 31, 2017
Net income	$3,296	$3,649

Other Comprehensive Income (Loss), net of tax
Unrealized holding gain (loss) on available for sale securities net of tax of ($706) in 2018 and $580 in 2017	(2,655)	1,075
Other comprehensive income (loss), net of tax of ($706) in 2018 and $580 in 2017	$(2,655)	$1,075
Total Comprehensive Income	$641	$4,724

Key Ratios and Other Data

(Unaudited)

	Three Months Ended
($ in thousands)	March 31, 2018	March 31, 2017
Average Balances
Cash and due from banks	$11,246	$11,111
Interest-bearing deposits	45,740	73,322
Securities available for sale	333,163	304,605
Securities held to maturity	125,045	134,477
Restricted stock	1,201	1,172
Mortgage loans held for sale	233	214
Gross Loans	665,466	650,464
Loans, net	656,930	641,406
Intangible assets	5,893	5,951
Total assets	1,246,071	1,224,870
Total deposits	1,048,929	1,032,012
Other borrowings	---	---
Stockholders' equity	185,147	180,512
Interest-earning assets	1,177,009	1,167,053
Interest-bearing liabilities	868,118	860,928

Financial Ratios
Return on average assets(1)	1.32%	1.21%
Return on average equity(1)	8.85%	8.20%
Net interest margin	3.38%	3.49%
Net interest income-fully taxable equivalent	$9,808	$10,048
Efficiency ratio(2)	54.44%	52.81%
Average equity to average assets	14.86%	14.74%

Allowance for Loan Losses
Beginning balance	$7,925	$8,300
Provision for losses	(472)	59
Charge-offs	(139)	(143)
Recoveries	77	45
Ending balance	$7,391	$8,261

(1)

Return on average assets and return on average equity are calculated by annualizing net income to date. For 2018, the annualization factor was not applied to the recovery of loan losses and the insurance write-off.

(2)	Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis.

Asset Quality Data

(Unaudited)

($ in thousands)	March 31, 2018	March 31, 2017
Nonperforming Assets
Nonaccrual loans	$6	$1,040
Nonaccrual restructured loans	2,758	4,640
Total nonperforming loans	2,764	5,680
Other real estate owned	$2,741	$2,952
Total nonperforming assets	$5,505	$8,632
Accruing restructured loans	7,890	3,747
Loans 90 days or more past due	$52	$63

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	0.83%	1.32%
Allowance for loans losses to total loans	1.12%	1.27%
Allowance for loan losses to nonperforming loans	267.40%	145.44%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.01%	0.01%